AMENDED AND RESTATED BYLAWS

OF

THUNDER MOUNTAIN GOLD, INC.

ARTICLE I

REGISTERED OFFICE AND REGISTERED AGENT

The registered office of the corporation shall be located in the State of  Nevada at such place as may be fixed from time to time by the Board of Directors ("Board") upon filing such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the Office of the Secretary of State of the State of Nevada unless a later date is specified.

ARTICLE 2

SHAREHOLDERS

2.1 Place of Meeting. All meetings of the shareholders shall be held at the principal place of business of the corporation, or at such other place, within or without the State of Nevada, as shall be determined from time to time by the Board, and the place at which any such meeting shall be held shall be stated in the notice of the meeting. Meetings of shareholders may be held electronically as long as the Board of Directors determines the place of meeting and elects to hold the meeting electronically. For purposes of these By-laws, "Electronically" or  "Electronic transmission" means a form of communication that: (a)  does not directly involve the physical transmission of paper; (b)  creates a record that may be retained, retrieved, and reviewed by the recipient; and (c)  may be directly reproduced in paper form by the recipient through an automated process.

2.2 Annual Meeting. The annual meeting of shareholders for election of Directors and for transaction of such other business as may properly come before the meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting every calendar year. Shareholder annual meetings may occur through the use of any means of communication by which all shareholders participating can hear each other during the meeting, or by telefacsimile, digital, video, or electronic transmission. If so specified by the Directors, shareholders not physically present at a meeting of shareholders, may be present electronically.

2.3 Special Meetings. Special meetings of stockholders of the Corporation may be called by the President, the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or the holders of not less than 5% of the voting shares of the Corporation, upon not less than 30 nor more than 50 days' written notice to the stockholders of the Corporation. Shareholder special meetings may occur through the use of any means of communication by which all shareholders participating can hear each other during the meeting, or by telefacsimile, digital, video, or electronic transmission.

2.4 Notice of Meeting.

2.4.1 Annual Meeting. Notice of the time and place of the annual meeting of the shareholders shall be given by delivering personally or by mailing a written or printed notice of the same to each shareholder of record entitled to vote at the meeting, at least ten days and not more than sixty days prior to the meeting. Notice from the Corporation under any provision of this Act, the articles of incorporation, or the bylaws may be given to a shareholder by electronic transmission.  A shareholder may specify the form of electronic transmission to be used to communicate notice.

2.4.2 Special Meeting. At least ten days and not more than fifty days prior to the meeting, written or printed notice of each special meeting of the shareholders, stating the place, day and hour of such meeting and the purpose or purposes for which the meeting is called, shall be delivered personally or mailed to each shareholder of record entitled to vote at such meeting. Notice from the Corporation under any provision of this Act, the articles of incorporation, or the bylaws may be given to a shareholder by electronic transmission.  A  shareholder may specify the form of electronic transmission to be  used to communicate notice.

2.4.3 Proof of Notice-Electronic Transmission. An affidavit of the secretary, assistant secretary, transfer agent, or other agent of the corporation that notice has been given by electronic transmission is, in the absence of fraud,  prima facie evidence that the notice was given.

2.5 Voting Record. At least ten days before each meeting of the shareholders, a complete record of shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order with the address of and number of shares held by each shareholder, which record shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for inspection by any shareholder. Failure to comply with the requirements of this subsection shall not affect the validity of any action taken at a meeting.

2.5.1 Voting By Electronic Transmission. By a resolution of the board of directors of a corporation, a shareholder or shareholder's  proxy  entitled to vote may be authorized to vote by electronic  transmission.  The electronic transmission must contain or be submitted with information establishing that transmission was authorized by the shareholder or the shareholder's proxy.

2.6 Quorum and Adjourned Meetings. One-third (1/3) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than one-third (1/3) of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.7 Manner of Acting. Except as may be otherwise provided in the Nevada Business Corporation Act, if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Business Corporation Act.

2.8 Voting of Shares. Except as otherwise provided in these Bylaws or to the extent voting rights of shares of any class or classes are limited or denied by the Articles of Incorporation, on each matter submitted to a vote at a meeting of shareholders, each shareholder shall have one vote for each share of stock registered in his/her name in the books of the corporation. Voting by ballot shall not be required for any corporate action except as otherwise provided by Nevada law.

2.9 Fixing of Record Date for Determining Shareholders. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall not be more than sixty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or to receive payment of a distribution, the date and hour on which the notice of meeting is mailed or on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date and time for such determination. Such determination shall apply to any adjournment of the meeting.

2.10 Proxies. A shareholder may vote either in person or by written proxy executed by the shareholder or his/her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Any proxy regular on its face shall be presumed to be valid.

2.11 Waiver of Notice. A waiver of any required shareholder notice signed either before or after the time stated therein for the meeting by the person or persons entitled to such notice shall be equivalent to giving notice.

2.12 Voting. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

2.13 Action by Shareholders Without a Meeting. Any action required or which may be taken at a shareholders meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by all (unless otherwise permitted under the Nevada Business Corporation Act, including the taking of action by shareholders without a meeting by less than unanimous written consent of all shareholders entitled to vote).shareholders entitled to vote with respect to the subject matter thereof. Such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders. To the extent that Nevada Law requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be given prior to the date on which the action becomes effective, as required by Nevada Law.

2.13.1 Proof of Waiver. A telegram, telex, cablegram, or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of these bylaws if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission.  The date of transmission is the date on which the consent was signed.  Consent given by telefacsimile, digital, video, or electronic transmission, may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the corporation at its registered office in this state or its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of shareholder meetings are recorded.  Consent given by telefacsimile, digital, video, or electronic transmission may be delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the board of directors of the corporation. Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

2.14 Action of Shareholders by Communication Equipment. Shareholders may participate in shareholders meetings by means of electronic transmission, by means of conference telephone or similar communication equipment by means of which all persons anticipating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.15 Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: The Chairman of the Board, if any; the President; a Vice-President; or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his/her absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

2.16 lnspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

ARTICLE 3

SHARES

3.1 Issuance of Shares. No shares of stock shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. No certificate shall be issued for any share until consideration for such share is fully paid.

3.2 Certificates. Certificates representing shares of the corporation shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice President, and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation it or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue.

Each certificate of shares shall state:

a. that the corporation is organized under the laws of this state;

b. the name of the person to whom issued; and

c. the number and class of shares and the designation of the series, if any, which such certificate represents.

3.3 Transfers.

3.3.1 Record of Transfer. Transfer of shares shall be made only upon the stock transfer books of the corporation which shall be kept at the registered office of the corporation, its principal place of business, or at the office of its transfer agent or registrar. The Board may, by resolution, open a share register in any state and may employ an agent or agents to keep such register and to record transfers of shares therein.

3.3.2 Requirements for Transfer. Shares of the corporation shall be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificate, an assignment separate from certificate or a written power of attorney to sell, assign and transfer the same signed by the holder of the certificate. No shares of the corporation shall be transferred on the books of the corporation until the outstanding certificates therefore have been surrendered to the corporation.

3.4 Registered Owner.

3.4.1 Name of Shareholder. Registered shareholders shall be treated by the corporation as holders in fact of shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Nevada.

3.4.2 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his/her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his/her name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

3.4.3 Certification Procedure. The Board may adopt by resolution a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

a. the classification of shareholder who may certify;

b. the purpose or purposes for which the certification may be made;

c. the form of certification and information to be contained therein;

d. if the certification is with respect to a record date or closing of share transfer books, the date by which the certification must be received by the corporation;

e. and, such other provisions with respect to the procedure as are deemed necessary or desirable.

3.4.4 Deemed Holder of Record. Upon receipt from the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holder of record of the number of shares specified in place of the shareholder making the certification.

3.5 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of shares, another may be issued in its place on proof of such mutilation, loss or destruction. The Board may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as the Board might determine or establish such other procedures as the Board deems necessary.

3.6 Fractional Shares or Scrip. The corporation may: (a) issue fractions of shares which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any assets of the corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of scrip aggregating a full share.

ARTICLE 4

BOARD OF DIRECTORS

4.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board, except as may be otherwise provided in the Articles of incorporation or the Nevada Business Corporation Act.

4.2 Number, Tenure and Qualifications. The number of directors which shall constitute the whole board of directors of the Corporation shall be at least one (1) but not be more than nine (9), except in the case of an increase in the number of directors by reason of any default provision with respect to any outstanding Series of securities. Each director shall serve for a term ending on the annual meeting following the annual meeting at which such director was elected The foregoing notwithstanding, each director shall serve until his/her successor shall have been duly elected and qualified, unless he/she shall resign, become disqualified or disabled, or shall otherwise be removed.

For purposes of the preceding paragraph, reference to the first election of directors shall signify the first election of directors concurrent with the approval by stockholders of this Bylaw.  At each annual election held thereafter, the directors chosen to succeed those whose terms then expire, shall be identified as being of the same as the directors they succeed.

4.2.1. A director need not be a stockholder.  The election of Directors need not be by ballot unless these Bylaws require.

4.3 Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a two-thirds (2/3) vote of the full Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in each case, until their respective successors are duly elected and qualified.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.  When any director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective. A director may resign at any time by giving notice in writing or by electronic transmission to the Corporation.

4.4 Removal of Directors. Any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

4.5 Annual and Regular Meetings. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board, or any committee thereof, may specify the time and place either within or without the State of Nevada for holding regular meetings thereof without other notice than such resolution.  On consent of the directors, notice of the date, time, place, or purpose of a regular meeting of the board of directors  may be given to a director by electronic transmission. The Directors may specify the form of electronic transmission to be used to communicate notice.  A director may revoke this consent by written notice to the corporation.

4.6 Special Meetings. Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the President, the Secretary or, in the case of special Board meetings, any two Directors and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Nevada as the place for holding any special Board or committee meeting called by them.

4.7 Notice of Special Meetings. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting. On consent of the directors, notice of the date, time, place or purpose of a regular or special meeting of the board of directors may be given to a director by electronic transmission.  The directors may specify the form of electronic transmission to be used to communicate notice. Notice under this section is deemed given when the notice is:

(1)  transmitted to a facsimile number provided by the director for the purpose of receiving notice;

(2)  transmitted to an electronic mail address provided by the director for the purpose of receiving notice;

(3)  posted on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or

(4)  communicated to the director by any other form of electronic transmission consented to by the director.

4.7.1 Personal Delivery. If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

4.7.2 Delivery by Mail. If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at the Director's address shown on the records of the corporation with postage prepaid at least three days before the meeting.

4.7.3 Delivery by Telegraph or Telefacsimile. If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a Director at his/her address shown on the records of the corporation at least two days before the meeting. If the notice is delivered by telefacsimile, the notice shall be deemed effective if the content thereof is transmitted to the telefacsimile telephone number for such Director as shown on the records of the corporation at least two days before the meeting.

4.7.4 Oral Notice. If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least one day before the meeting.

4.7.5 Delivery by Electronic, Digital, or other means. If notice is delivered by electronic, digital, or other similar means, the notice shall be deemed effective if the content thereof is delivered to the receiving device to a Director at his/her address shown on the records of the corporation at least two days before the meeting.

4.8 Quorum and Voting.

4.8.1 Action of Board. The act of the majority of the Directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Business Corporation Act. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

4.8.2 Interest in Transaction. If a quorum of Directors is present, and a transaction or contract with the corporation in which a Director or officer of the corporation has a direct or indirect interest, is authorized, approved, or ratified by a vote of the majority of Directors with no direct or indirect interest in the transaction, then the act of such majority of disinterested Directors shall constitute the act of the Board.

4.9 Waiver of Notice.

4.9.1 In Writing. Whenever notice is required to be given to any Director or committee member under these Bylaws, the Articles of Incorporation or the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission, by the person entitled to notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

4.9.2 By Attendance. The attendance of a Director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where the Director or committee member attends a meeting for the express purpose of objecting to the transaction or any business because the meeting is not lawfully called or convened.

4.10 Presumption of Assent. A Director present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent is entered in the minutes of the meeting, unless he/she files his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he/she forwards such dissent by registered mail to the secretary immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

4.11 Resignation. Any Director may resign at any time by delivering written notice to the President, Secretary or registered office of the corporation, or by giving oral notice at any Directors or shareholders meeting.

4.12 Executive and Other Committees. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee and one or more other standing or special committees. The Executive Committee shall have and may exercise all the authority of the Board, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board shall see fit; provided that notwithstanding the above, no committee of the Board shall have the authority to: (1) authorize distributions, or the issuance of shares, unless a resolution of the Board, or the Bylaws or the Articles of Incorporation expressly so provide; (2) approve or recommend to shareholders actions or proposals required by the Nevada Business Corporation  Act  to be approved by shareholders; (3) fill vacancies on the Board or any committee thereof; (4) amend the Bylaws; (5) fix compensation of any Director for serving on the Board or on any committee thereof; (6) approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval; (7) appoint other committees of the Board or the members thereof; or (8) amend the Articles of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board, fix any of the relative rights and preferences of shares of any preferred or special class as permitted under the Nevada Business Corporation Act. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board, or any member thereof, of any responsibility imposed by law.

4.13 Chair of Board of Directors. The Board of Directors may, in its discretion, elect a chair of the Board of Directors from its members and, if a chair has been elected, such chair shall, when present, preside at all meetings of the Board of Directors and shareholders and shall have such other powers as the Board may prescribe.

4.14 Compensation. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation for their services as Directors and such reimbursement for any reasonable expenses incurred in attending Directors' meetings. The compensation of Directors may be on such basis as is determined by the Board of Directors. The Board of Directors may also establish compensation for members of standing or special committees of the Board for serving on such committees.

4.15 Action by Board or Committee Without a Meeting. Any action required or which may be taken at a meeting of the Board or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all Directors or committee members as the case may be.

4.16 Participation of Directors by Communication Equipment. Members of the Board or committees thereof may participate in a meeting of the Board or a committee by means of conference telephone, digital, electronic, video, or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE 5

OFFICERS

5.1 Designations. The officers of corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person, except the offices of President and Secretary; provided, however, that if there is only one shareholder, all corporate offices can be held by one individual.

5.2 Election, Term of Office, and Qualification.  Except as otherwise determined by the Board of Directors, the officers of the corporation shall be elected annually at the meeting of the Board held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, the officer shall hold office until the next annual meeting of the Board or until his/her successor is elected or for such other term as set by the Board of Directors. None of the officers, except the President, need be a Director, but a vice-president who is not a Director cannot succeed to or fill the office of President.

5.3 President. The President shall be the Chief Operating Officer of the corporation and shall have general control and management of the business affairs and policies of the corporation. He/she shall be generally responsible for the proper conduct of the business of the corporation. The President shall possess the power to sign all certificates, contracts and other instruments of the corporation. The President shall, unless a Chairman of the Board is elected, preside at all meetings of the shareholders and of the Board. The President shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon the President by the Board of Directors.

5.4 Vice President. During the absence or disability of the President, the Executive Vice Presidents, if any, and the Vice Presidents, if any, in the order designated by the Board, shall exercise all functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the President or the Board.

5.5 Secretary and Assistant Secretaries. The Secretary shall issue notices for all meetings, except notices for special shareholders meetings and special Directors meetings called by those persons so authorized, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office or as are properly required of the Secretary by the Board. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board, shall perform all duties of the Secretary during the absence or disability of the Secretary, and at other times shall perform such duties as are directed by the President or the Board. Among the duties of the Secretary shall be:

(1) Keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose;

(2) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(3) Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

(4) Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

(5) Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(6) Have general charge of the stock transfer books of the corporation; and,

(7) In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

5.6 Treasurer. The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, from time to time as may be required of the Treasurer, an account of all transactions as Treasurer and of the corporation's financial condition. The Treasurer shall perform other duties incident to his/her office as are properly required of him by the Board. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board, shall perform all duties of Treasurer in the absence or disability of the Treasurer, and at other times shall perform such other duties as are directed by the President or the Board.

5.7 Delegation. In the case of absence or inability to act of any officer of the corporation and, of any person herein authorized to act in the place of such person, the Board may from time to time delegate the powers or duties of such officer to any other officer, Director or person whom it may select.

5.8 Other Officers. The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

5.9 Resignation. Except as otherwise specified by any contractual arrangements, any officer may resign at any time by delivering written notice to the President, a Vice President, the Secretary, or the Board, or by giving oral notice at any meeting of the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.10 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby; however such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.11 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board.

5.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary because he/she or she is also a Director of the corporation.

ARTICLE 6

CONTRACTS, LOANS, CHECKS AND DEPOSITS

6.1 Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

6.2 Loans to the Corporation. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

6.3 Loans to Directors. The corporation may not lend money to or guarantee the obligation of a Director unless either (a) the loan or guarantee is approved by the holders of at least a majority of the votes represented by the outstanding shares of all classes entitled to vote thereon, excluding the votes of the benefited Director or, (b) the Board determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

6.4 Checks. Drafts. Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

6.5 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

ARTICLE 7

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 Additional Indemnification. Each Director or officer now or hereafter serving the Corporation, and each person who at the request of or on behalf of the Corporation is now serving or hereafter serves as a Director or officer of any other corporation and the respective heirs, spouses, executors, and administrators of each of them shall be indemnified by the Corporation to the fullest extent provided by law against all costs, expenses, judgments, and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him/her in connection with or resulting from any claim, action, suit, or proceeding, civil, criminal, administrative, or investigative, in which he/she is or may be made a party by reason of his/her being or having been such Director or officer by reason of any action alleged to have been taken or omitted by him/her as such Director or officer, whether or not he/she is a Director or officer at the time of incurring such costs, expenses, judgments, and liabilities, provided that he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation.  The foregoing right of indemnification shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law.  The Board of Directors may obtain insurance on behalf of any person who is or was a director, officer, employee, or agent against any liability arising out of his/her status and such, whether or not the Corporation would have power to indemnify him/her against such liability. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director or officer of this Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

7.1.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding by judgment, order, settlement, conviction, or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

7.1.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or suit or settlement of such action or suit if reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or actions was in the best interests of the Corporation; PROVIDED, however, that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.  The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

7.1.3 Successful Defense. To the extent that a director, trustee, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Sections 7.1.1 and 7.1.2 of this Article 7 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and costs) actually and reasonably incurred by such person in connection therewith.

7.1.4  Authorization. Any indemnification under Sections 7.1.1 and 7.1.2 of this Article 7 (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above in Sections 7.1.1 and 7.1.2 of this Article 7.  Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders.  Anyone making such determination under this Section 7.1.4 may determine that a person has met the standard therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

7.1.5 Advances. Expenses incurred in defending a civil action, criminal action, investigative, or administrative, specified action, suits or proceedings shall be paid by the Corporation, at any time or from time to time in advance of the final disposition or such action, suit or proceeding as authorized in the manner provided in Section 7.1.4 of this Article 7 upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation in this Article 7. Such undertaking to advance expenses and litigation costs can be made without making any determination of the director, trustee, officer, employee or agent's good faith or reasonable beliefs with regard to the lawfulness of his/her activity.

7.1.6 Non-Exclusivity. The indemnification provided in this Article 7 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity  while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, spouses, executors, and administrators of such a person.

7.1.7 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

7.1.8 "Corporation" Defined. For purposes of this Article 7, references to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as director, trustee, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

7.2 Notwithstanding anything contained herein to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with this Article 7.

ARTICLE 8

BOOKS AND RECORDS

8.1 Books of Accounts. Minutes. and Share Registrar. The corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board and the shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written paper form within a reasonable time.

8.2 Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the President or Secretary.

ARTICLE 9

CORPORATE SEAL

The Board may provide for a corporate seal which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words "corporate seal".

ARTICLE 10

ACCOUNTING FISCAL YEAR

The accounting year of the corporation shall be the calendar year unless a different accounting year is selected by resolution of the Board.

ARTICLE 11

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board of Directors may be amended, repealed, altered or modified by the shareholders.

ARTICLE 12

RULES OF ORDER

The rules contained in the most recent edition of Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the Corporation.

ARTICLE 13

REIMBURSEMENT OF DISALLOWED EXPENSES

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance.  This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation.  In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

DECLARATION

I, ERIC T. JONES, being first duly sworn on oath, deposes and says:

I am the Secretary of Thunder Mountain Gold, Inc., a Nevada corporation.  On January 28, 2026, at 11:12 A.M. Mountain Time, the foregoing Amended and Restated Bylaws consisting of 17 pages were adopted by the Corporation's Board of Directors.

ERIC T. JONES, Secretary